EXHIBIT 21

Subsidiaries of the Company

Subsidiary	Jurisdiction of Incorporation or Formation

3 Theatres, Inc.	Missouri
30 West Pershing, LLC	Missouri
655554 NB, Inc.	New Brunswick
Atlantic - EPR I	Delaware
Atlantic - EPR II	Delaware
Burbank Village, Inc.	Delaware
Burbank Village, LP	Delaware
Cantera 30, Inc.	Delaware
Cantera 30 Theatre, LP	Delaware
CCC VinREIT, LLC	Delaware
Crotched Mountain Properties, LLC	New Hampshire
Domus Communities, LLC	Delaware
DPRB VinREIT, LLC	Delaware
ECS Douglas I, LLC	Delaware
Educational Capital Solutions, LLC	Delaware
EPR Canada, Inc.	Missouri
EPR Financial Services, LLC	Delaware
EPR Hialeah, Inc.	Missouri
EPR Metropolis Trust	Delaware
EPR North Trust	Delaware
EPR TRS Holdings, Inc.	Missouri
EPR TRS I, Inc.	Missouri
EPR TRS II, Inc.	Missouri
EPR TRS III, Inc.	Missouri
EPR Tuscaloosa, LLC	Delaware
EPT 301, LLC	Missouri
EPT 909, Inc.	Delaware
EPT Aliso Viejo, Inc.	Delaware
EPT Arroyo, Inc.	Delaware
EPT Auburn, Inc.	Delaware
EPT Biloxi, Inc.	Delaware
EPT Boise, Inc.	Delaware
EPT Charlotte, LLC	Delaware
EPT Chattanooga, Inc.	Delaware
EPT Columbiana, Inc.	Delaware
EPT Concord, LLC	Delaware
EPR Concord II, LLC	Delaware
EPT Crotched Mountain, Inc.	Missouri
EPT Dallas, LLC	Delaware
EPT Davie, Inc.	Delaware
EPT Deer Valley, Inc.	Delaware
EPT DownREIT II, Inc.	Missouri
EPT DownREIT, Inc.	Missouri
EPT East, Inc.	Delaware
EPT Fontana, LLC	Delaware
EPT Firewheel, Inc.	Delaware
EPT First Colony, Inc.	Delaware
EPT Fresno, Inc.	Delaware

EPT Gulf Pointe, Inc.	Delaware
EPT Hamilton, Inc.	Delaware
EPT Hattiesburg, Inc.	Delaware
EPT Huntsville, Inc.	Delaware
EPT Hurst, Inc.	Delaware
EPT Indianapolis, Inc.	Delaware
EPT Kalamazoo, Inc.	Missouri
EPT Kenner, LLC	Delaware
EPT Lafayette, Inc.	Delaware
EPT Lawrence, Inc.	Delaware
EPT Leawood, Inc.	Delaware
EPT Little Rock, Inc.	Delaware
EPT Macon, Inc.	Delaware
EPT Mad River, Inc.	Missouri
EPT Manchester, Inc.	Delaware
EPT Melbourne, Inc.	Missouri
EPT Mesa, Inc.	Delaware
EPT Mesquite, Inc.	Delaware
EPT Modesto, Inc.	Delaware
EPT Mount Attitash, Inc.	Delaware
EPT Mount Snow, Inc.	Delaware
EPT New England, LLC	Delaware
EPT New Roc GP, Inc.	Delaware
EPT New Roc, LLC	Delaware
EPT Nineteen, Inc.	Delaware
EPT Oakview, Inc.	Delaware
EPT Pensacola, Inc.	Missouri
EPT Pompano, Inc.	Delaware
EPT Raleigh Theatres, Inc.	Delaware
EPT Ski Properties, Inc.	Delaware
EPT Slidell, Inc.	Delaware
EPT South Barrington, Inc.	Delaware
EPT Twin Falls, LLC	Delaware
EPT Virginia Beach, Inc.	Delaware
EPT Waterparks, Inc.	Delaware
EPT White Plains, LLC	Delaware
EPT Wilmington, Inc.	Delaware
Flik Depositor, Inc.	Delaware
Flik, Inc.	Delaware
HGP VinREIT, LLC	Delaware
Kanata Entertainment Holdings, Inc.	New Brunswick
LCPV VinREIT, LLC	Delaware
McHenry FFE, LLC	Delaware
Megaplex Four, Inc.	Missouri
Megaplex Nine, Inc.	Missouri
Metropolis Entertainment Holdings, Inc.	New Brunswick
Mississauga Entertainment Holdings, Inc.	New Brunswick
Monster IV, Inc.	Delaware
New Roc Associates, LP	New York
Oakville Entertainment Holdings, Inc.	New Brunswick
SBV VinREIT, LLC	Delaware
Suffolk Retail, LLC	Delaware
Sunny VinREIT, LLC	Delaware
Tampa Veterans 24, Inc.	Delaware

Tampa Veterans 24, LP	Delaware
Theatre Sub, Inc.	Missouri
VinREIT, LLC	Delaware
WestCol Center, LLC	Delaware
WestCol Corp.	Delaware
WestCol Holdings, LLC	Delaware
WestCol Theatre, LLC	Delaware
Westminster Promenade Owner's Association, LLC	Colorado
Whitby Entertainment Holdings, Inc.	New Brunswick
YongeDundas Signage Trust	Delaware